Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
APRIL 26, 2011

CHESAPEAKE MIDSTREAM PARTNERS, L.P. INCREASES DISTRIBUTION
 TO $0.35 PER UNIT FOR THE 2011 FIRST QUARTER

OKLAHOMA CITY, OKLAHOMA, APRIL 26, 2011 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) today announced that the Board of Directors of its general partner declared a cash distribution of $0.35 for the 2011 first quarter.  The first quarter distribution represents an increase of $0.0125, or 4%, compared to the 2010 fourth quarter.

The distribution will be payable on May 13, 2011 to all unitholders of record at the close of business on May 6, 2011, together with the distribution to the general partner.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale and Mid-Continent regions of the U.S.  Further information is available at www.chkm.com, where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACT:	MEDIA CONTACTS:	CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Jim Gipson	900 N.W. 63rd
(405) 935-6224	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154